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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                    VOICESTREAM WIRELESS HOLDING CORPORATION

                                    ARTICLE I

                                     OFFICES

        Section 1. The registered office of the corporation in the State of Delaware shall be at 1013 Centre Road, in the city of Wilmington, County of New Castle. The registered agent in charge thereof shall be The Prentice-Hall Corporation System, Inc.

        Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

        Section 1. Place of Meetings: Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.

        Section 2. Annual Meetings: The annual meeting of the stockholders shall be held on the second Tuesday of June in each year if not a legal holiday, and if a legal holiday, then on the next business day following at ten o'clock a.m., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

        Section 3. Election of Directors: Elections of the directors of the corporation shall be by written ballot.

        Section 4. Special Meetings: Special Meetings of the stockholders may be called at any time by the President, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

        Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.


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        Section 5. Quorum: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 6. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

        Section 7. Notice of Meetings: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called.

        Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

        Section 8. Unanimous Written Consent in Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a unanimous consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding stock.

        Section 9. List of Stockholders: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, or at the place where the meeting is to be held. The list shall also be produced and


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kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE III

                                    DIRECTORS

        Section 1. General: The business and affairs of this corporation shall be managed by its Board of Directors, which shall have not less than one nor more than seventeen members. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his or her successor shall be elected and shall qualify or until his or her earlier resignation or removal.

        Section 2. Regular Meetings: Regular meetings of the Board shall be held with ten (10) days prior notice at such time and place as shall be determined by the Board. The Board may hold its meetings within or without the state of Delaware.

        Section 3. Special Meetings: Special meetings of the Board may be called by the President on two (2) days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

        Section 4. Quorum: A majority of the total number of directors shall constitute a quorum for the transaction of business.

        Section 5. Written Consent in Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 6. Conference Telephone: One or more directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

        Section 7. Compensation: Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        Section 8. Removal: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except that when cumulative voting is permitted, if less than the entire Board is to be


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removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he or she is a part.

                                   ARTICLE IV

                                    OFFICERS

        Section 1. Positions: The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Controller. The Board of Directors may also choose a Chairman, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

        Section 2. Salaries: Salaries of the officers and agents of the corporation shall be fixed by the Board of Directors.

        Section 3. Term of Office: The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

        Section 4. President: The President shall preside at all meetings of the stockholders and directors; he or she shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He or she shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation. He or she shall be an EX-OFFICIO member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

        Section 5. Secretary: The secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he or she shall be. He or she shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

        Section 6. Controller: The Controller shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the monies of the corporation in a separate account to the credit of the corporation. He or she shall disburse the funds of the corporation as may be


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ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Controller and of the financial condition of the corporation.

                                    ARTICLE V

                                    VACANCIES

        Section 1. Vacancies by death, resignation, removal, or otherwise: Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these Bylaws.

        Section 2. Resignations Effective at Future Date: When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                                   ARTICLE VI

                                CORPORATE RECORDS

        Any stockholder of record, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

                                   ARTICLE VII

                       STOCK CERTIFICATES, DIVIDENDS, ETC.

        Section 1. Certificates: The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President, Chief Executive Officer or any Vice President and Secretary or Assistant Secretary.


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        Section 2. Transfers: Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificates or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with the law.

        Section 3. Lost Certificate: The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 4. Record Date: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.


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        If no record is fixed:

        (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded.

        (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 5. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

        Section 6. Reserves: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

        Section 1. Definitions. As used in this Article:

                a. "Act" means the Delaware General Corporation Law, now or hereafter in force.

                b. "Agent" means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Agent" includes, unless the context requires otherwise, the estate or personal representative of an agent.


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                c. "Corporation" means this Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

                d. "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                e. "Employee" means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

                f. "Expenses" include counsel fees.

                g. "Indemnitee" means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to the Certificate of Incorporation, these Bylaws, or other corporate action. "Indemnitee" shall also include the heirs, executors, and other successors in interest of such individuals.

                h. "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

                i. "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

                j. "Party" includes an individual who was, is, or is threatened to be named a defendant or respondent in a proceeding.

                k. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

        Section 2. Indemnification Rights of Directors, Officers, Employees and Agents. The Corporation shall indemnify its Directors, Officers, Employees and Agents to the full extent permitted by applicable law as then in effect against liability arising out of a proceeding to which such individual was made a party because the individual is or was a Director, Officer, Employee or Agent of the Corporation. The Corporation shall advance expenses incurred by such persons who are parties to a proceeding in advance of final disposition of the proceeding, as provided herein.

        Section 3. Procedure for Seeking Indemnification and/or Advancement of Expenses.


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                a. Notification and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing of any proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

                With respect to any such proceeding as to which Indemnitee has notified the Corporation:

                    (1) The Corporation will be entitled to participate therein at its own expense;

                    (2) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee's consent to such counsel may not be unreasonably withheld.

                After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such proceeding, at Indemnitee's expense; and if:

                    (a) The employment of counsel by Indemnitee has been
                authorized by the Corporation;

                    (b) Indemnitee shall have reasonably concluded that there
                may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

                    (c) The Corporation shall not in fact have employed counsel to assume the defense of such proceeding,

        the fees and expenses of Indemnitee's counsel shall be at the expense of the Corporation.

                The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

                b. Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitutes an "Indemnification Statement").

                Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such sixty
        (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article;
        (2) such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such


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        determination, which notice shall disclose with particularity the evidence upon which the determination is based.

                At the election of the President, the foregoing determination may be made by either: (1) the written consent of the stockholders owning a majority of the stock in the Corporation; (2) a committee chosen by written consent of a majority of the directors of the Corporation, and consisting solely of two (2) or more directors not at the time parties to the proceeding; or (3) as provided by Section 145 of the Delaware General Corporation Law.

                Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

                c. Special Procedure Regarding Advance for Expenses. An Indemnitee seeking payment of expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification Statement:

                    (1) A written affirmation of the Indemnitee's good faith
                belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

                    (2) A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

                If the Corporation determines that indemnification is authorized, the Indemnitee's request for advance of expenses shall be granted.

                d. Settlement. The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any proceeding without Corporation's written consent. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

        Section 4. Contract and Related Rights.

                a. Contract Rights. The right of an Indemnitee to indemnification and advancement of expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

                b. Optional Insurance, Contracts, and Funding. The Corporation may:

                    (1) Maintain insurance, at its expense, to protect itself
                and any Indemnitee against any liability, whether or not the Corporation would have power to indemnify the individual against the same liability;

                    (2) Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and


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                    (3) Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

                c. Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

                d. Right of Indemnitee to Bring Suit. If (1) a claim under this Article for indemnification is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation; or (2) a claim under this Article for advancement of expenses is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim.

                Neither: (1) the failure of the Corporation (including its Board of Directors, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification or reimbursement or advancement of expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its stockholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the proceeding or create a presumption that the Indemnitee is not so entitled.

        Section 5. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Bylaws to indemnify or advance expenses to Indemnitee with respect to any proceeding:

                a. Claims Initiated by Indemnitee. Initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under these Bylaws or any other statute or law or as otherwise required under the statute; but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate.

                b. Lack of Good Faith. Instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

                c. Insured Claims. For which any of the expenses or liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation.

                d. Prohibited by Law. If the Corporation is prohibited by the Delaware General Corporation Law or other applicable law as then in effect from paying such indemnification and/or advancement of expenses. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission ("SEC") has taken the position that indemnification is not possible for liabilities arising under certain


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        federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right to indemnify Indemnitee.

                                   ARTICLE IX

                             MISCELLANEOUS PROVISION

        Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

        Section 2. Fiscal Year: The fiscal year shall end on December 31.

        Section 3. Notice: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his or her address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

        Section 4. Waiver of Notice: Whenever any written notice is required by statute, or by the certificate or by the Bylaws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

        Section 5. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officers or employee, subject to the determination of the directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the corporation has been recovered.

        Section 6. Resignations: Any director or other officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless such time is fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.


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        Section 7. Directors Held Harmless: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit. Notwithstanding any of the foregoing, the directors reserve the right to adopt separate indemnification agreements for each officer and/or director which will not be construed to supersede any of the foregoing.

                                    ARTICLE X

                                ANNUAL STATEMENT

        Section 1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                                   ARTICLE XI

                               AMENDMENT OF BYLAWS

        Section 1. By the Stockholders. These Bylaws may be amended or repealed at any regular or special meeting of the stockholders if notice of the proposed amendment is contained in the notice of the meeting.

        Section 2. By the Board of Directors. These Bylaws may be amended or repealed by the affirmative vote of a majority of the whole Board of Directors of any meeting of the Board, if notice of the proposed amendment is contained in the notice of the meeting. However, the directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.

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